Exhibit 10.1

AMENDMENT TO SECTION 382 RIGHTS AGREEMENT

AMENDMENT dated as of March 18, 2019 (this “Amendment”), to the SECTION 382 RIGHTS AGREEMENT dated as of March 18, 2016 (the “Rights Agreement”), between XPRESSPA GROUP, INC., a Delaware corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent (the “Rights Agent”).

WHEREAS, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof;

WHEREAS, the Company desires to amend the Rights Agreement as provided herein and subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto hereby agree as follows:

SECTION 1. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Rights Agreement.

SECTION 2. Amendment. The Rights Agreement is hereby amended as follows:

(a)               Definitions. The reference to March 18, 2019 in the definition of “Final Expiration Date” in Section 1 of the Rights Agreement is hereby changed to March 18, 2022.

(b)               Exhibit B. The references to March 18, 2019 in Exhibit B, Form of Right of Certificate, of the Rights Agreement are hereby changed to “the Final Expiration Date (as defined in the Rights Agreement, as may be amended from time to time)”.

(c)               Exhibit C. The reference to March 18, 2019 in the Exhibit C, Summary of Rights, of the Rights Agreement is hereby changed to “the Final Expiration Date (as defined in the Rights Agreement, as may be amended from time to time)”.

SECTION 3. Full Force and Effect. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof.

SECTION 4. Governing Law. This Amendment shall be deemed to be a contract made under the law of the State of Delaware and for all purposes shall be governed by and construed in accordance with the law of such State applicable to contracts to be made and performed entirely within such State.

SECTION 5. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature. This Amendment and the amendments set forth in Section 2 hereof shall become effective on the date first referenced above.

SECTION 6. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 7. Rights Agreement as Amended. From and after the date hereof, any reference to the Rights Agreement and the Form of Right Certificate attached thereto shall mean such agreement or certificate, as applicable, as amended hereby.

SECTION 8. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

xpresspa group, INC.

By	/s/ Douglas Satzman
Name: Douglas Satzman
Title: Chief Executive Officer

american stock transfer & trust company, llc, as Rights Agent

By	/s/ Michael A. Nespoli
Name: Michael A. Nespoli
Title: Executive Director